Stockholder contact:	American Stock Transfer & Trust Company 866-897-1532

Media contact:	Elizabeth Kennedy 617-897-9394 liz.kennedy@ampf.com

Columbia Seligman Premium Technology Growth Fund Announces a Special Fourth Quarter Distribution

Boston, MA – December 3, 2021 – Today, Columbia Seligman Premium Technology Growth Fund, Inc. (NYSE: STK) (the Fund) declared a special fourth quarter distribution, beyond its typical quarterly managed distribution policy, in the amount of $1.2869 per share. A federal excise tax of 4% applies to funds that do not distribute substantially all of their annual income (including net gains) before the end of their fiscal year. The Fund’s income for the current fiscal year exceeds the amounts previously distributed pursuant to the Fund’s quarterly managed distribution policy. The Fund is distributing this excess income so that it will not incur the 4% federal excise tax in 2021.

The distribution will be paid on January 18, 2022 (the Payment Date) to stockholders of record on December 13, 2021 (the Record Date). The ex-dividend date is December 10, 2021. The capital gain distribution, being a special distribution, will automatically be paid in stock except that any Record Date stockholder may elect to receive the distribution in cash by contacting, as applicable, their financial advisor (if you hold shares through a financial intermediary, such as a broker-dealer) or the Fund’s stockholder servicing agent, American Stock Transfer & Trust Company, LLC, whose contact information appears below (if you hold shares directly with the Fund), by 4 pm Eastern Time on January 6, 2022. It is anticipated that the Fund will make a subsequent distribution under its managed distribution policy in the month of February.

Prior to the managed distribution policy, the Fund paid distributions pursuant to a level rate distribution policy. Under its former distribution policy and consistent with the Investment Company Act of 1940, as amended, the Fund could not distribute long-term capital gains more often than once in any one taxable year.

In October 2010, the Fund received exemptive relief from the Securities and Exchange Commission that permits the Fund to make periodic distributions of long-term capital gains more often than once in any one taxable year. After consideration by the Fund’s Board, the Fund adopted the current managed distribution policy which allows the Fund to make periodic distributions of long-term capital gains more than once in any taxable year.

The following table sets forth the estimated breakdown of the distribution noted above, on a per share basis, from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of Distribution
Sources	%	US Dollar
Net Investment Income	0.00%	$0.0000
Net Realized Short-Term Capital Gains	23.81%	$0.3064
Net Realized Long-Term Capital Gains	76.19%	$0.9805
Return of Capital or other Capital Source	0.00%	$0.0000

Total	100.00%	$1.2869

The following table sets forth the estimated breakdown, on a per share basis, of all distributions made by the Fund during the year-to-date period ended on the Payment Date of the above distributions (includes the distribution payment noted in the table above) from the following sources: net investment income; net realized short-term capital gains; net realized long-term capital gains; and return of capital or other capital source.

	Breakdown of All Distributions Paid Through Year-To-Date Period Ended on the Payment Date of the Current Distribution
Sources	%	US Dollar
Net Investment Income	0.00%	$0.0000
Net Realized Short-Term Capital Gains	24.75%	$0.7765
Net Realized Long-Term Capital Gains	75.25%	$2.3604
Return of Capital or other Capital Source	0.00%	$0.0000

Total	100.00%	$3.1369

Historically, the Fund has distributed more than its income and net realized capital gains, which has resulted in Fund distributions substantially consisting of return of capital or other capital source. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” As of the payment date of the current distribution, all Fund distributions paid in 2021 (as estimated by the Fund based on current information) are from the earnings and profits of the Fund and not a return of capital. This could change during the remainder of the year, as further described below.

The amounts, sources and percentage breakdown of the distributions reported above are only estimates and are not being provided for, and should not be used for, tax reporting purposes. The actual amounts, sources and percentage breakdown of the distribution for tax reporting purposes, which may include return of capital, will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.

The following table sets forth (i) the average annual total return of a share of the Fund’s common stock at net asset value (NAV) for the 5-year period ended November 30, 2021 and (ii) the Fund’s annualized distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at November 30, 2021.

Average Annual Total NAV Return for the 5-year Period Ended November 30, 2021	25.99%
Annualized Distribution Rate as a Percentage of November 30, 2021 NAV Price (For the 5-year Period ended November 30, 2021)	5.59%

The following table sets forth (i) the average annual total return of a share of the Fund’s common stock at net asset value (NAV) for the period since inception of Fund investment operations through the period noted and (ii) the Fund’s annualized distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at November 30, 2021. Average annual total return of a share of the Fund’s common stock at NAV for the period since inception of Fund Investment operations through the period noted includes the 4.50% sales load assessed to IPO investors.

Average Annual Total NAV Return for the Period Since Inception of Investment Operations (November 30, 2009) Through November 30, 2021	16.57%
Annualized Distribution Rate as a Percentage of November 30, 2021 NAV Price (For the Period Since Inception of Investment Operations (November 30, 2009) through November 30, 2021)	5.44%

The following table sets forth (i) the cumulative total return (at NAV) of a share of the Fund’s common stock for the year-to-date period ended November 30, 2021 and (ii) the Fund’s distribution rate, for the same period, expressed as a percentage of the NAV price of a share of the Fund’s common stock at November 30, 2021.

Cumulative Total NAV Return for the Year-to-Date Period Ended November 30, 2021	32.01%
Distribution Rate as a Percentage of November 30, 2021 NAV Price (For the Year-to-Date Period Ended November 30, 2021)	5.32%

You should not draw any conclusions about the Fund’s investment performance from the amount of the distributions noted in the tables above or from the terms of the Fund’s distribution policy.

The Fund or your financial professional will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions on your US federal income tax return. For tax purposes, the Fund is required to report unrealized gains or losses on certain non-US investments as ordinary income or loss, respectively. Accordingly, the amount of the Fund’s total distributions that will be taxable as ordinary income may be different than the amount of the distributions from net investment income reported above.

The Board may change the Fund’s distribution policy and the amount or timing of the distributions, based on a number of factors, including, but not limited to, the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

The Fund is a closed-end investment company that trades on the New York Stock Exchange.

Past performance does not guarantee future results.

Important Disclosures:

Investors should consider the investment objectives, risks, charges, and expenses of the Fund carefully before investing. You can obtain the Fund’s most recent periodic reports and other regulatory filings by contacting your financial advisor or visiting www.columbiathreadneedleus.com. These reports and other filings can also be found on the Securities and Exchange Commission’s EDGAR Database. You should read these reports and other filings carefully before investing.

The Fund expects to receive all or some of its current income and gains from the following sources: (i) dividends received by the Fund that are paid on the equity and equity-related securities in its portfolio; and (ii) capital gains (short-term and long-term) from option premiums and the sale of portfolio securities. It is possible that the Fund’s distributions will at times exceed the earnings and profits of the Fund and therefore all or a portion of such distributions may constitute a return of capital as described below. A return of capital is a return of your original investment. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.” You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the Fund’s distribution policy.

Distributions that qualify as a return of capital are a return of some or all of your original investment in the Fund. A return of capital reduces a stockholder’s tax basis in his or her shares. Once the tax basis in your shares has been reduced to zero, any further return of capital may be taxable as capital gain. Shareholders should consult their tax advisor or tax attorney for proper treatment.

Distributions may be variable, and the Fund’s distribution rate will depend on a number of factors, including the net earnings on the Fund’s portfolio investments and the rate at which such net earnings change as a result of changes in the timing of, and rates at which, the Fund receives income from the sources noted above. As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Board may change the Fund’s distribution policy and the amount or timing of the distributions, based on a number of factors, including, but not limited to, the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

The market prices of technology and technology-related stocks tend to exhibit a greater degree of market risk and price volatility than other types of investments. These stocks may fall in and out of favor with investors rapidly, which may cause sudden selling and dramatically lower market prices. These stocks also may be affected adversely by changes in technology, consumer and business purchasing patterns, government regulation and/or obsolete products or services. Technology and technology-related companies are often smaller and less experienced companies and may be subject to greater risks than larger companies, such as limited product lines, markets and financial and managerial resources. These risks may be heightened for technology companies in foreign markets.

Investment products are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

The Fund’s use of derivatives introduces risks possibly greater than the risks associated with investing directly in the investments underlying the derivatives. A relatively small price movement in an underlying investment may result in a substantial gain or loss.

The Fund should only be considered as one element of a complete investment program. An investment in the Fund should be considered speculative. The Fund’s investment policy of investing in technology and technology-related companies and writing call options involves a high degree of risk.

There is no assurance that the Fund will meet its investment objectives or that distributions will be made. You could lose some or all of your investment. In addition, closed-end funds frequently trade at a discount to their net asset values, which may increase your risk of loss.

Columbia Threadneedle Investments (Columbia Threadneedle) is the global brand name of the Columbia and Threadneedle group of companies.

The Columbia Seligman Premium Technology Growth Fund is managed by Columbia Management Investment Advisers, LLC. This material is distributed by Columbia Management Investment Distributors, Inc., member FINRA.

If your Fund shares are held directly by the Fund’s stockholder servicing agent and you wish to elect a cash distribution (in lieu of a distribution paid in stock) or otherwise want more information about the Fund, call American Stock Transfer & Trust Company, LLC, the Fund’s stockholder servicing agent, at 866.666.1532. Customer Service Representatives are available to answer your questions Monday through Friday from 8 a.m. to 8 p.m. Eastern time. American Stock Transfer & Trust Company, LLC, which is located at 6201 15th Avenue Brooklyn, New York, 11219, is not affiliated with the Fund, Columbia Management Investment Advisers, LLC, or Columbia Management Investment Distributors, Inc.

If your shares are not held through American Stock Transfer & Trust Company, LLC and you wish to elect a cash distribution (in lieu of a distribution paid in stock) or otherwise want more information about the Fund, please call your financial advisor or other financial intermediary through which you own Fund shares.

© 2021 Columbia Management Investment Advisers, LLC. All rights reserved.

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